UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (date of earliest event reported): December 16, 2004


                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                 1-13648              13-257-8432
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
incorporation)                                               Identification No.)

                       P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01  Other Events.

     On December 15, 2004, the Board of Directors of Balchem Corporation ("Balchem") approved and declared a 3-for-2 stock split, to be effected in the form of a stock dividend on its issued and outstanding Common Stock, as of 5:00 PM, New York City time, on December 30, 2004, the record date for such dividend, and providing for cash payment in lieu of resulting fractional shares. Also, the Board of Directors of Balchem declared a cash dividend of $0.09 per share on all issued and outstanding shares of Common Stock held as of such record date, with the number of shares to which such cash dividend is to apply adjusted to give effect to the stock dividend. Both dividends will be payable on January 20, 2005 to stockholders of record as of the December 30, 2004 record date. The text of Balchem's press release announcing the foregoing is furnished as Exhibit 99.1 to this report.


The information in this report, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.                Description
-----------                -----------

99.1                       Press release dated December 16, 2004





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BALCHEM CORPORATION


                                                   By:/s/ Francis J. Fitzpatrick
                                                   -----------------------------
                                                   Francis J. Fitzpatrick,
                                                   Chief Financial Officer


Dated: December 16, 2004





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                                  Exhibit Index

Exhibit No.                Description
-----------                -----------

99.1                       Press release dated December 16, 2004